UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2008
Origen Financial, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50721	20-0145649

State of Incorporation	(Commission File Number)	(I.R.S. Employer
Identification No.)

27777 Franklin Road, Suite 1700, Southfield, Michigan	48034

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 746-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 OTHER EVENTS
     On March 17, 2008, Origen Financial, Inc. issued a press release reporting that (a) it has completed the sale of its unsecuritized loan portfolio and used the proceeds to pay off its warehouse facility and (b) its audited financial statements for the fiscal year ended December 31, 2007, which statements were included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, contained an unqualified opinion from its independent registered public accounting firm, Grant Thornton LLP, which included an explanatory paragraph raising doubt about Origen’s ability to continue as a going concern. Origen’s continued operations depend on its ability to meet its existing debt obligations. Based on the intrinsic value of Origen’s assets and discussions it has had with third parties about possible strategic alternatives, Origen believes it will be able to raise the additional funds it needs on a timely basis. However, there is no assurance that such funds will be available or will be available on reasonable terms.
A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits:

Exhibit No.	Description	Furnished Herewith
99.1	Text of Press Release, dated March 17, 2008	X

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2008	Origen Financial, Inc.
	By:	/s/ W. Anderson Geater, Jr.
W. Anderson Geater, Jr., Chief Financial Officer

ORIGEN FINANCIAL, INC.
EXHIBIT INDEX

Exhibit No.	Description	Furnished Herewith
99.1	Text of Press Release, dated March 17, 2008	X